                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Rent USA, Inc.
                                 --------------
                 (Name of small business issuer in its charter)


          Nevada                         9995                    88-0448237
          ------                         ----                    ----------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)


                                    PO Box 10
                               San Dimas, CA 91733
                                 (909) 287-1500
                                 --------------
         (Address and telephone number of principal executive offices)

                                    PO Box 10
                               San Dimas, CA 91733
                              -------------------
(Address of principal place of business or intended principal place of business)

                         Resident Agents of Nevada, Inc.
                           711 Carson Street, Suite 4
                              Carson City, NV 89701
                                 (775) 882-4641
                                 --------------
          (Telephone number, including area code, of agent for service)

             APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                 --------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to RULE 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------------------------------

If this Form is a post-effective amendment filed pursuant to RULE 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------------------------------

If this Form is a post-effective amendment filed pursuant to RULE 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   -----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE

Title of each          Number of        Proposed          Proposed
class of securities    Shares to be     maximum           maximum            Amount of
to be registered       registered       offering price    aggregate          registration
                                        per unit          offering price     fee
-----------------------------------------------------------------------------------------
Common Shares           4,576,272       .50               $2,288,136.20      $1,272.76
-----------------------------------------------------------------------------------------

NOTE: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to RULE 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to RULE 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to RULE 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    TABLE OF CONTENTS

                                      RENT USA, INC.

    Cross Reference Sheet Furnished Pursuant to Rule 501(b) of Regulation S-K

         Item No. and Caption               Caption in Prospectus

 1.      Forepart of the Registration       Facing page of the Registration
         Statement and Outside Front        Statement and Outside Front
         Cover Page of Prospectus           Cover Page of Prospectus

 2.      Inside Front and Outside Back      Inside Front and Outside Back
         Cover Pages of Prospectus          Cover Pages of Prospectus

 3.      Summary Information and Risk       The Offering; Risk
         Factors                            Factors

 4.      Use of Proceeds                    Use of Proceeds

 5.      Determination of Offering Price    Determination of Offering Price

 6.      Dilution                           Dilution

 7.      Selling Security holders           Selling Security Holders

 8.      Plan of Distribution               Plan of Distribution

 9.      Legal Proceedings                  Legal Proceedings

10.      Directors, Executive Officers      Directors, Executive Officers
         Promoters and Control Persons      Promoters & Control Persons

11.      Security Ownership of Certain      Security Ownership of Management
         Beneficial Owners and              & Others
         Management

12.      Description of the Securities      Description of Securities;
         to be Registered                   Plan of Distribution

13.      Interest of Named Experts          Legal Matters; Experts
         and Counsel

14.      Statement as to                    Available Information;
         Indemnification                    Indemnification

15.      Organization Within Five           Organization within Last Five Years
         Years

16.      Description of Business            Description of Business

17.      Management's Discussion and        Management's Discussion and
         Analysis or Plan of Operation      Analysis

18.      Description of Property            Description of Property

19.      Certain Relationships and          Certain Relationships &
         Related Transactions               Related Transactions

20.      Market for Common Equity           Related Stockholder Matters
         and Related Stockholder Matters

21.      Executive Compensation             Executive Compensation of Rent USA
                                            Officers and Directors

22.      Financial Statements               Financial Statements

23.      Changes In and Disagreements       Changes in & Disagreements
         With Accountants on Accounting     With Accountants on Accounting
         and Financial Disclosure           & Financial Disclosure

24.      Indemnification of                 Part II
         Directors and Officers

25.      Other Expenses of                  Part II
         Issuance and
         Distribution

26.      Recent Sales of                    Part II
         Unregistered Securities

27.      Exhibits                           Part II

28.      Undertakings                       Part II

Front of Registration Statement and Outside Front Cover of
Prospectus
----------------------------------------------------------

The following represents the front outside cover page of the Prospectus:



                                 RENT USA, INC.

                                  PROSPECTUS
                 TO SHAREHOLDERS OF SENIOR CARE INDUSTRIES, INC.

                                 Total Offering

                                  $2,288,136.20

                4,576,272 Shares of common stock (the "Offering")

                           ---------------------------

                                 Offering Price

                                 $.50 per Share

        2 Shares ($1.00) Minimum to holders of 5 shares of Senior
                              Care Industries, Inc.

                           ---------------------------

THESE SECURITIES ARE BEING OFFERED EXCLUSIVELY TO SHAREHOLDERS OF SENIOR CARE INDUSTRIES, INC. AND THE SHARES BEING OFFERED ARE BEING OFFERED SOLELY BY RENT USA, INC.

The Securities and Exchange Commission (SEC) and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes our Company, finances and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

       THIS OFFERING IS BEING MADE ONLY TO SHAREHOLDERS OF COMMON STOCK OF
        SENIOR CARE INDUSTRIES, INC. AS OF RECORD DATE NOVEMBER 30, 2000

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                            PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 8

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

Inside Front & Outside Back Cover Pages of Prospectus
-----------------------------------------------------

The following represents the Table of Contents for the Prospectus which is contained on the first page following the cover sheet:

                                TABLE OF CONTENTS

       The Offering .................................................  7
       Risk Factors .................................................. 8
       Use of Proceeds .............................................. 12
       Determination of Offering Price .............................. 12
       Dilution ............ ........................................ 12
       Selling Security Holders ..................................... 12
       Plan of Distribution ........................................  13
       Legal Proceedings ...........................................  13
       Directors, Executive Officers, Promoters, Control Persons ...  13
       Security Ownership of Management & Others....................  20
       Legal Matters; Experts ......................................  21
       Available Information .......................................  21
       Indemnification .............................................  22
       Organization Within Last Five Years .........................  22
       Description of Business .....................................  23
       Management's Discussion & Analysis ..........................  24
       Description of Property .....................................  38
       Certain Relationships & Related Transactions ................  38
       Related Stockholder Matters .................................  38
       Executive Compensation of Rent USA Officers and Directors ... 39 Changes & Disagreements With Accountants on Accounting
       & Financial Disclosure ......................................  40
       Financial Statements ........................................  F-1

Prospectus Summary, Risk Factors
--------------------------------

                          Subject to Completion, Dated

                               P R O S P E C T U S
                                  RENT USA, INC.

                                   P.O. BOX 10
                               San Dimas, CA 91733
                                 (909) 590-3063

                                  THE OFFERING

         Senior Care Industries, Inc., is offering hereby to all of its shareholders of record as of the date of this offering the right to purchase 2 shares of Rent USA, Inc. common stock for every 5 shares of Senior Care Industries, Inc. common stock held with the right to purchase those shares at $.50 per share.

         There will be no fees paid to brokers in connection with this offering. The only administrative cost will be the costs in connection with an escrow of funds received together with the Subscription Agreements which are attached to this Prospectus.

         The maximum number of shares offered by this Prospectus and the maximum amount to be subscribed hereby is limited to the number of shares held by Senior Care Industries, Inc. shareholders as of the date of this Offering. Senior Care Industries, Inc. has outstanding a total of 11,591,654 as of the date of this Prospectus which would result in the following maximum subscription to shares in Rent USA computed as follows:

11,440,681 divided by 5 = 2,318,330 x 2 = 4,576,272 4,576,272 x $.50 =
$2,288,136.20 which is the maximum total offering.

         The Shares are being offered until a maximum of 4,576,272 Shares (the "Offering") are sold. The Offering will terminate on or before April 30, 2001, unless extended one or more times by the Company to a date not later than November 30, 2001 (the "Termination Date"). See "Terms of the Offering."

         Olsen-Paine & Company has filed a Form 211 with the National Association of Securities Dealers to commence trading on the NASD over-the-counter bulletin board. The shares of Common Stock offered hereby will freely tradeable on that market or any other market which develops for the Company's Common Stock one year after the close of the offering. There can be no assurance that a market for the common stock of the Company will develop or will continue, that any particular price will be available for the sale of the shares, or that any other market will develop or, if developed, that the Company's Common Stock will trade at the Common Stock's offering price herein or above.

         This Offering is only being made to holders of shares in Senior Care Industries, Inc. who were shareholders of that company as of the Offering Date.

TERMS OF THE OFFERING

         SECURITIES OFFERED:      Common Stock. See "Description of Securities".
         PRICE:  . . . . . .      $.50 per Share.
         SIZE OF OFFERING . .     4,576,272 Shares - $2,288,136.20

         MINIMUM INVESTMENT: All shareholders of record of Senior Care Industries, Inc. who hold at least 5 shares in the common stock of that company as of the date of this Offering, shall have the right to subscribe to and purchase 2 shares of common stock in Rent USA by the payment of $.50 per share.

         SHARES OF STOCK OUTSTANDING

         COMMON STOCK: Rent USA has a total of 11,098,289 shares of common stock outstanding prior to this Offering. Subsequent to this Offering, up to 15,674,561 shares of common stock will be outstanding. The Company is authorized to issue up to 20,000,000 shares of common stock, par value $.001 per share.

         RESTRICTIONS ON RESALE: The shares purchased under the terms of this Offering may not be resold to the public for a period of at least one year from the date of the Offering.

         REGISTRATION OF OFFERING: A Registration Statement under the Securities Act of 1933, Form SB2 has been filed to register the shares which are being offered by this Prospectus.

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY'S SECURITIES AND, ALONG WITH EACH OF THE FOLLOWING FACTORS, CONSIDER THE INFORMATION SET FORTH ELSEWHERE IN THIS OFFERING CIRCULAR.

               RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY

         FUTURE CAPITAL NEEDS. To date the Company has relied on private funding and short term borrowing to fund operations. To date, the company has generated minimal revenues and the Company has extremely limited cash liquidity and capital resources. The Company's future capital requirements will depend on many factors, including the Company's ability to market its products successfully, cash flow from operations, and competing market developments. The Company's business plan requires additional funding beyond the proceeds of this Offering. Consequently, although the Company currently has no specific plans or arrangements for financing other than this Offering, the Company intends to raise additional funds subsequent to this Offering through private placements, public offerings or other financing's. Any equity financing's would result in dilution to the Company's then- existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company anticipates that its existing capital resources, together with the net proceeds of this Offering, will not be adequate to satisfy its operating expenses and capital requirements for the year following this Offering, but would provide sufficient capital to commence implementation of its business plan.

         CLOSING OF ACQUISITIONS. The Company has entered into agreements to acquire certain going businesses which are described elsewhere in this Offering Circular. The acquisition agreements are subject to numerous conditions including, but not limited to, due diligence and other matters. No assurance can be given that the Company will successfully complete these acquisitions or any of them. In addition to the acquisition s, the Company's growth strategy includes the acquisition of entities with businesses and/or assets similar to the Company's business. The Company continually seeks acquisition candidates in selected markets and from time to time engages in exploratory discussions and negotiations with suitable candidates. The general nature of three of such candidates is referenced under "Business - Acquisitions" below. There can be no assurance, however, that the Company will be able to identify and acquire appropriate businesses or obtain financing for such acquisitions on satisfactory terms. The process of integrating businesses into the Company's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management's attention. Future acquisitions may be financed through the issuance of Common Stock, which may dilute the Company's stockholders, or through the incurrence of additional indebtedness. Furthermore, there can be no assurance that competition for acquisition candidates will not escalate, thereby increasing the costs of making acquisitions.

         NO PUBLIC TRADING MARKET FOR THE COMPANY'S COMMON STOCK. Presently, the Company's stock is not trading on any exchange. However, it is expected that the common stock of the Company will soon trade on the NASD over-the-counter bulletin board. There can be no assurance, however, that such market will commence or continue or that investors in this offering will be able to liquidate their shares acquired in this Offering at the price herein or otherwise. There can be no assurance that any other market will be established in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. The price of the Company's Common Stock may be highly volatile. Factors discussed herein may have a significant impact on the market price of the shares offered hereby.

         COMPETITION. The heavy equipment sales and rental business is characterized by high intense competition. Rent USA, Inc., will compete with many nationally recognized and financially successful companies. Many companies with which Rent USA, will compete, have substantially larger portfolios and greater financial resources than the Company. Rent USA, Inc's limited financial resources negatively affect its ability to compete effectively in its market niche.

         INDUSTRY CONDITIONS. The heavy equipment sales and rental industry historically has been cyclical, fluctuating sharply with the business cycle of the national economy. During economic downturns, the sales and rental of heavy equipment tends to experience periods of recession and declines similar to the general economy. Also, the rental and sales of such equipment is seasonal and may vary depending upon weather conditions. The Company believes that the industry is influenced significantly by economic conditions generally and more specifically by consumer behavior and confidence, the level of personal discretionary spending, housing activity, interest rates and credit availability.

         GOVERNMENT REGULATIONS AND ENVIRONMENTAL CONSIDERATIONS. Each of the Company's proposed acquisitions must meet extensive federal, state and local regulatory standards in the areas of safety, health and environmental pollution controls. The rental and sales of heavy equipment industry currently anticipates increased federal and state regulation. The Company cannot at this time estimate the impact of these new standards on the operations of the companies and properties the Company proposes to acquire or the cost of compliance thereof (including future capital expenditure requirements).

         DEPENDENCE ON MANAGEMENT. The Company's success depends, to a significant extent, upon certain key employees. The loss of services of one or more of these employees could have a material adverse effect on the business of the Company. In addition, the Company has a substantial need for additional qualified management and marketing personnel. The Company believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel. Competition for such personnel is intense. The Company does not maintain a policy of key man life insurance on any employees. See "Management."

                      RISK FACTORS RELATED TO THIS OFFERING

         OFFERING PRICE ARBITRARILY DETERMINED. The Offering Price of the Shares being offered hereby was determined by the Company and bears no relationship to the Company's assets, book value, net worth or operations, and may not be indicative of the actual value of the Company.

         DILUTION. Purchasers of shares of Common Stock in the Offering will experience immediate substantial dilution in the net tangible book value of the shares from the offering price herein.

         LACK OF DIVIDENDS. The Company does not intend to declare or pay any dividends on its outstanding shares of Common Stock in the foreseeable future.

         LIMITATIONS ON TRADING MARKET FOR THE COMPANY'S COMMON STOCK. Due to the relatively low price of the Company's securities, many brokerage firms may not effect transactions in the Company's Common Stock. Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in the market for the Company's Common Stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer's financial situation, investment experience and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain securities.

         THE SECURITIES ENFORCEMENT AND PENNY STOCK REFORM ACT OF 1990; RISKS OF LOW-PRICED STOCKS. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $3.50 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         BEST EFFORTS OFFERING. The Shares of Common Stock are being offered by the Company on a "best efforts" basis. There can be no assurance that the Company will be able to sell any Shares prior to the termination date or that if it sells Shares, that such funds will be sufficient to allow the Company to accomplish its objectives as set forth in this Confidential Prospectus.

         SHARES ELIGIBLE FOR FUTURE SALE & RESTRICTION ON IMMEDIATE SALE At the conclusion of this offering, Rent USA will have a maximum of 15,674,561 common shares outstanding of which 5,000,000 shares of those issued shares may be freely sold to the general public and are thus called "free-trading." The maximum number of shares, to wit, 4,576,272 shares, being sold pursuant to this Prospectus will be registered but restricted and may not be sold for a period of one year from the issue date. The balance of 6,098,289, of which 1,098,289 belong to Pacific Standard Financial Group, Inc. and the balance of 5,000,000 shares belongs to Senior Care Industries, Inc., represent "restricted stock" which under certain circumstances may be sold in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASD or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

         AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK. The Company's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of Common Stock. The Company's Board of Directors has the authority to issue additional shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without shareholder approval. Future issuance of Common Stock could be at values substantially below the Offering Price in the Offering and therefore could represent further substantial dilution to investors in the Offering. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

         AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of Preferred Stock in one or more series. The Company's Board of Directors has the authority to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares. The Board of Directors is also authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         FORWARD -LOOKING STATEMENTS AND ASSOCIATED RISKS. This Offering Circular contains certain forward-looking statements, including among others:
(i) the projected sales growth of the Company's products; (ii) anticipated trends in the Company's financial condition and results of operations; (iii) the Company's business strategy for acquisitions and (iv) the Company's ability to distinguish itself from its current and future competitors. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward- looking statements include: (i) changes to external competitive market factors or in the Company's internal budgeting process which might impact trends in the Company's results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the drinking water industry; and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will in fact, transpire.

IN ADDITION TO THE FOREGOING RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS THAT ARE NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER IMPORTANT RISKS COULD ARISE.

                                 USE OF PROCEEDS

         The proceeds to the Company from the Offering will be $2,288,136.20 if the Offering is completed. Management anticipates that the proceeds will be applied with the following priority:



     Description of Use                   Amount                      Percent
     -------------------------------------------------------------------------

     Working Capital                   $2,295,147.80                    99%

     Expenses (Estimated)              $   22,951.47                     1%

         The amounts set forth above represent the Company's present intentions for the use of the proceeds from this Offering. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses. Any reallocation of the net proceeds of the Offering will be made at the discretion of the Board of Directors but will be in furtherance of the Company's strategy to achieve growth and profitable operations. The Company's working capital requirements are a function for its future sales growth and expansion, neither of which can be predicted with any reasonable degree of certainty. As a result, although the Company estimates such proceeds will meet cash operating requirements for approximately 12 months, the Company is unable to precisely forecast the period of time for which proceeds of this Offering will meet such requirements.

         Pending use of the net proceeds of the Offering, the funds will be invested temporarily in certificates of deposit, short-term government securities or similar investments. Any income from these short-term investments will be used for working capital.

                         DETERMINATION OF OFFERING PRICE

         The offering price of $.50 per share was arbitrarily set by the Board of Directors of Rent USA, Inc. and bears no relationship to the Company's assets, book value, net worth or operations, and may not be indicative of the actual value of the Company.

                                 DILUTION

         Rent USA has a total of 11,098,289 shares of common stock outstanding prior to this Offering. Subsequent to this Offering, up to 15,725,951 shares of common stock will be outstanding thus diluting the number of shares outstanding. Based upon the number of outstanding shares in Senior Care Industries, Inc. which was 11,149,606 as of the date of this Prospectus. The number of shares which will be offered to Senior Care shareholders will be a total of 4,576,272. This does not mean that all of the shares offered will be subscribed. It is likely that less than the total number of shares which can be subscribed will be subscribed as a result of this Offering. For that reason, the total number of shares subscribed may be less than 4,576,272. That number is merely the largest number of shares which can be subscribed by this Offering.

                        SELLING SECURITY HOLDERS

         The Company, Rent USA, Inc. is the entity which will be selling shares to fill the subscriptions from this Offering. The shares will be issued from the treasury. No other shares will be used and no other persons or entities will be selling shares under the terms of this Offering.

                          PLAN OF DISTRIBUTION

         Shareholders of Senior Care Industries, Inc. will receive a package containing this Prospectus, a cover letter and a Subscription Agreement. Each Senior Care shareholder entitled to purchase two (2) shares of common stock in Rent USA, Inc. for each five (5) shares of Senior Care Industries which the shareholder owns as of November 30, 2000.

         To take advantage of this offer, the shareholder must purchase all of the shares of Rent USA, Inc. to which the shareholder is entitled as of November 30, 2000 and must execute and deliver to the stock transfer agent for Rent USA, Inc., the Subscription Agreement and a check for $.50 per share for each share subscribed. No fractional shares will be allowed.

         The Subscription Agreement must be filled out by either the shareholder or the account holder for the shares in Senior Care. The Subscription Agreement together with a check for $.50 multiplied by 20% of the number of shares in Senior Care Industries, Inc. which the shareholder owns on the record date of November 30, 2000, must be forwarded to the stock transfer agent for Rent USA, Inc. whose address appears below:

                       First American Stock Transfer, Inc.
                                  PO Box 47700
                             Phoenix, AZ 85068-7700

         An envelope with the address of the stock transfer agent will be enclosed with the package of materials sent to each shareholder.

         The shareholder will have from November 30, 2000 until April 30, 2001 or until a later date, if extended, to take advantage of the Offering by submitting the Subscription Agreement and funds required.

         Once at least 100,000 shares of common stock in Rent USA has been subscribed and $50,000.00 has been received by the escrow agent, First American Stock Transfer, Inc., the escrow agent will commence issuing shares to the subscribers. If a total of 100,000 shares has not been subscribed by April 30, 2001, any funds held by the escrow holder will be returned and the subscription will be canceled. After at least 100,000 shares has been subscribed, then shares will be issued within five (5) business days of the receipt of a properly filled out Subscription Agreement and good funds in payment thereof.

         Funds from the escrow agent to Rent USA will be released on a weekly basis after the first 100,000 shares has been subscribed and the effective date of the SB2 Registration has been reached.

                            LEGAL PROCEEDINGS

         There are no legal proceedings either pending or threatened against the Company as of the date of this Prospectus nor does the Company have any legal proceedings which it has filed or threatened against anyone or any entity.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

         The Company is promoting this Subscription. There are no outside promoters or other persons who are involved in the subscription.

         The Company is controlled by Senior Care Industries, Inc. [OTC:BB:SENR]. Senior Care owns a total of 5,000,000 shares of the Company. The following persons are directors and executive officers of Senior Care Industries, Inc.:


Name and Age          Current Position       Director Since     Officer Since
------------          ----------------       --------------     -------------
Stephen Reeder 50     Chairman, CEO,         August 31, 1999    August 31, 1999
                      Director
Richard Hart 52       Vice President,        August 31, 1999    August 31, 1999
                      Director
Bob Coberly 33        Vice President,        August 31, 1999    VP since August 31, 1999
                      Chief Financial Officer,                  CFO since November 10, 2000
                      Director
David Tsai 55         Vice President,        August 31, 1999    August 31, 1999
                      Director
John Cruickshank 60   Vice President                            VP since April 18, 2000
                      Secretary                                 Sec. since November 10, 2000
Scott Brake 48        Director               August 31, 1999


David Edwards 52      Director               April 1, 2000
John Tanner 36        Director               April 1, 2000
Denzel Harvey 55      Director               April 1, 2000
Bob Eschwege 58       Vice President                            May 20, 2000

Background and Experience of Senior Care Officers and Directors

Stephen Reeder: Chairman, CEO and Director

         Mr. Reeder brings 30 years of real estate development, construction, and investment experience to the company. Mr. Reeder has built and developed over 20,000 units throughout the western United States and will run the day to day operations of the company and head its construction division. In addition, Mr. Reeder has developed and constructed over 6,000 acres of master-planned communities, and developed and built on average, over $100,000,000 annually between 1985 and 1991. Mr. Reeder will run the day to day operations of the Company with a particular focus on the development division, coordinating and directing the Company's acquisitions of existing and to-be-built properties and the real estate financing for the company.

         Mr. Reeder employment for the prior 5 year period has been as an independent consultant and real estate investor, investing for his own portfolio and consulting with clients in their financing of real estate in the Western United States.

Martin Richelli: Vice President, Development Division , and Director

         Mr. Richelli brings 20 years of real estate development, investment, acquisition and finance experience to the company. Mr. Richelli, served with the FDIC and has developed and financed over 3,900 apartment units, 1,000 senior units, and over 3,000 acres of residential and commercial land throughout the state of California.

         Mr. Richelli's employment for the prior 5 year period has been as a real estate broker and consultant with Bryant-Martin Company, in Huntington Beach, California.

Richard Hart: Vice President, US Construction

         Richard Hart has over twenty years of experience in the construction industry, and has been intimately involved with all manners of construction and developmental processes.

         Mr. Hart is the former owner and manager of Pacific Communities, a company specializing in the construction and rehabilitation of senior facilities and multi family homes in the Riverside/San Bernardino areas of Greater Los Angeles. Before his involvement with the Company, Mr. Hart served as the construction supervisor and project manager with the following construction and development firms: Van/Hart Performance Builders, La Ban Development, Special Projects, Sunkist Developers, Cal Cor, Regional Real Estate Developers, and Mike Pleman Developments. Mr. Hart will oversee the western United State construction projects for the Company reporting directly to Steve Reeder.

         Mr. Hart's employment for the prior 5 year period has been as the owner and manager of Pacific Communities in Riverside, California.

Scott Brake:  Director

         Mr. Brake brings 30 years of business experience to the Board of Directors.

         Mr. Brake's employment for the prior 5 year period has been as an independent consultant in Los Angeles, California.

David Tsai: Vice President Development

         Mr. Tsai graduated from Chung Yuan Christian College of Taiwan in 1967 and moved to California in 1969. After receiving his Masters Degree of Architecture at the University of California Berkeley in 1970, Mr. Tsai moved to Los Angeles and began his architectural career in the Southland.

         Mr. Tsai's extensive commercial development and architectural experience derived from early years when he was employed by various renowned architectural firms in the Greater Los Angeles area. Mr. Tsai has participated in design work of landmark projects in Los Angeles, including the Downtown Hyatt Regency Hotel, the Broadway Plaza, and one of the tallest buildings in Los Angeles, the famous 60-story First Interstate Bank building.

         In 1975, Tsai Development and Construction Corp. was founded. In 1977, due to increasing demand, an independent Development and Construction Division was formed, separated from the Architectural Division. He has since developed millions of square feet of commercial/retail, and thousands of multi- family residential units, senior units and single family homes. Mr. Tsai most recently created an efficient design for senior condominium projects and is under construction on numerous senior projects in the state of California, including Evergreen Manor, which is owned by Senior Care Industries Inc.

         Mr. Tsai's employment for the prior 5 year period has been as the principal of Tsai Development and Construction, in Monterey Park, California.

John W. Cruickshank, Senior Vice President, Secretary

         Mr. Cruickshank is a graduate of the University of Vermont and Boston College Law School and comes to the company with over 30 years of legal experience. He acts as coordinator of all legal and accounting aspects of the Senior Care's business and works closely with the other executive officers to assist in negotiation and implementation of funding requirements for that company as well as Rent USA.

         EXECUTIVE COMPENSATION OF SENI0R CARE OFFICERS & DIRECTORS

         The following table sets forth the Summary Compensation Table for Senior Care's Chief Executive Officer and the next most highly compensated executive officer other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. No other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive stock options for service on the Board of Directors.

    Name                    Annual                      Awards          Payouts
& Position                  Comp.
------------------------------------------------------------------------------------------
              Year      Salary    Bonus   Other         Restricted           LTIP    Other
                                          Compensation  Stock      Options

Richard Hart 1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-      55,000     -0-      -0-

Martin
Richelli     1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-      55,000     -0-      -0-

Denzel
Harvey       1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-      55,000     -0-      -0-

David Tsai   1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-      55,000     -0-      -0-

                                     Page 15




    Name                     Annual                     Awards          Payouts
& Position                   Comp.
------------------------------------------------------------------------------------------
              Year      Salary    Bonus   Other         Restricted           LTIP    Other
                                          Compensation  Stock      Options

Stephen
Reeder       1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
CEO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000       65,000     -0-       -0-          -0-      115,000    -0-      -0-

Bob Coberly  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-       55,000    -0-      -0-

John
Cruickshank  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999 (1)    -0-       -0-       -0-          -0-          -0-    -0-      -0-
Secretary    2000       38,850     -0-       -0-          -0-       55,000    -0-      -0-

Scott Brake  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-       55,000    -0-      -0-

Al Harvey    1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Former       1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-       55,000    -0-      -0-

Bob Eschwege 1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Plant Mgr.   2000       66,000     -0-       -0-          -0-       55,000    -0-      -0-

David
Edwards      1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-        55,000         -0-    -0-      -0-

John Tanner  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-        55,000         -0-    -0-      -0-

(1) Prior to becoming an officer of Senior Care, John Cruickshank received compensation of 50,000 shares of common stock in lieu of cash for consulting services during 1999.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

Senior Care presently has no compensation committee.

Audit Committee and Insider Participation
-----------------------------------------

Senior Care has an Audit Committee of the Board of Directors. The committee was activated on May 12, 2000. The Audit Committee, to date, has held no meetings. The members of the Audit Committee are:

John Tanner
David Edwards
Denzel Harvey

The following persons are officers and directors of Rent USA:


Name and Age                        Current Position       Director Since     Officer Since
------------                        ----------------       --------------     -------------
Jeffrey P. Harvey          40       Chairman, Chief Executive   Aug., 2000     Aug., 2000
                                    Officer, Director
Charles "Cort" Hooper      52       President, Chief Financial  Aug., 2000     Aug., 2000
                                    Officer, Director
John W. Cruickshank        60       Secretary, Director         Oct., 2000     Oct., 2000
Jim Flippen                54       Chief Operating Officer                    Oct., 2000
Art Wigand                 57       Chief Financial Officer                    Oct., 2000

Management Responsibilities
---------------------------

Jeff Harvey, Chairman, Chief Executive Officer, Director

         Mr. Harvey will act to develop and maintain the company vision. He will oversee all areas and company departments. He will Approve all financial obligations, will seek business opportunities and strategic alliances with other organizations, will plan, develop and establish policies and objectives of business organization in accordance with board directives and company charter, direct and coordinate financial programs to provide funding for new or continuing operations in order to maximize return on investments and increase productivity.

         Goals include: To form Rent USA into one of the premier equipment rental companies in the Unites States by maintaining quality of equipment, service and reliability to facilitate increased revenues, profitability, and exposure.

Charles C. Hooper, President, Director

         Mr. Hooper will work closely with Al Harvey to develop revenue and profitability goals. His essential obligation is to work with investors and creditors to raise required capital to meet Companies funding requirements, to work with CEO to target and review feasibility of potential acquisitions and to oversee the Company's overall accounting and tax liabilities. Finally, he will work with Sales Managers to establish optimal sales levels and pricing.

John W. Cruickshank, Secretary, Director

         Mr. Cruickshank will act to coordinate all legal and accounting aspects of the Company's business and will work closely with the other executive officers to assist in negotiation and implementation of funding requirments. Mr. Cruickshank is also Senior Vice President of Senior Care Industries, Inc. and acts as the liaison between management of Rent USA and the executive team and Board of Senior Care Industries, Inc.

Jim Flippen, Chief Operating Officer

         Mr. Flippen has the experience and dedication to assemble a cost effective organization with emphasis on business development from concept through negotiation and development of cash flow models from start up to maintenance of an organization. His experience includes financing, leasing, plant design and setup, cost accounting and control, quality control, production and a safe working environment. Mr. Flippen believes that the worker environment should be exciting, challenging and goal oriented with a fun everyday experience for all persons involved.

Arthur Wigand, Chief Financial Officer

         Mr. Wigand brings a broad based manufacturing and engineering background to the Company with a stong emphasis on strategic planning and execution, organizational skills and bottom line management capabilities. His experience demonstrates his expertise in increasing profit and expanding the capabilities of the company. He will be the hands on financial person experienced in both governmental and commercial sales with experience in both domestic and international sales.

Management Team Backgrounds

Jeff Harvey, Chairman, Chief Executive Officer, Director

         Prior to coming with Rent USA, Mr. Harvey had been a marketing consultant to Glyphics Communications, Mediaworks and Northland Rental & Supply since 1998. Mr. Harvey was director or marketing for Dynacom Teleconferencing in Salt Lake City, UT from 1996 to 1998. Dynacom Teleconferencing was acquired by Glyphics Communications in 1998. Mr. Harvey is a licenced real estate appraiser in the State of Utah. His experience in the rental and heavy equipment business spans the last two decades where he learned the business under his father, Al Harvey, former Chairman of Rent USA and founder of the Company. From 1994 to 1997, Mr. Harvey was on the PGA Golf Professional circuit, prior to that time having attended the University of Utah and is preparing to enter a series of courses to obtain a graduate degree in Business Management. From 1991 to 1994, Mr. Harvey was employed at Northland Rental & Supply and assisted Denzel Harvey, his uncle, in developing the DVBE program and Northland's current business model in the State of California. From 1983 to 1990, he was employed in the equipment rental business by Rent-a- Tool in the Utah market. Mr. Harvey is also a member of the National Honor Society.

Charles C. Hooper, President, Director

         Mr. Hooper was from 1986 until coming with the Company, the Chief Executive Officer of Mojave Natural Resources in Temecula, California, a company which produces decorative rock and construction aggregate and industrial minerals. From 1978 until 1990, he was also the owner of Old Town Financial in La Jolla, California, a developer of shopping centers, office buildings, condominiums, apartments, health clubs, single family homes and ranch estates. He began his careet in 1968 with Litton Industries as a reliability systems engineer which designed and built missle guidance systems for the U.S. Army ground to air combat installations. He was an officer in the U.S. Navy during the Viet Nam war and became an instructor at the Naval War College. He served two tours in Viet Nam as Navy Seal and trained submarine diving officers. From 1974 until 1986 he was the owner of Organizational Diagnostics Associates in San Diego, California, a private financial and business consulting firm to Fortune 500 and local companies pioneering the development of financial and legal software systems. Mr. Hooper is a graduate of the University of California at Los Angeles with High Honors, has a Master of Science Degree from the U.S. Naval Post Graduate School and has done doctorate work in finance and human behavior. He has also taken a number of continuing education courses in finance, real estate and insurance. He is a 22 year member of the San Diego Yacht Club, a member of Toastmasters International, The Veterans of Foreign Wars, the California Mining Association and the Pacific S.W. Quarter Horse Association.

John W. Cruickshank, Secretary, Director

         Mr. Cruickshank is a graduate of the University of Vermont and Boston College Law School and comes to the company with over 30 years of legal experience. He is Senior Vice President of Senior Care Industries, Inc. and acts as spokesperson for that company. He also acts as coordinator of all legal and accounting aspects of the Senior Care's business and works closely with the other executive officers to assist in negotiation and implementation of funding requirments for that company as well as Rent USA. Prior to becoming an officer of Senior Care, Mr. Cruickshank had been for the last ten years a consultant to Lawrence R. Young & Associates, P.C., a law firm in Downey, California.

Jim Flippen, Chief Operating Officer

         Mr. Flippen has over thirty years of experience in the Civil Engineering Contracting field, is a graduate civil engineer and started his own engineering contracting firm in Los Angeles, J.C. Flippen & Son in 1969 with clients including among others, Atlantic Richfield, Mobil Oil, Union Oil and the Parsons Group building annual sales to in excess of 8 million dollars when the company was sold in 1981. He then founded Recycled Asphalt Materials Systems, perfecting a way to recycle 100% of used asphalt paving back to its original state. By 1985 he had three of these plants working in Arizona along with a crushing facility with annual sales of 10 million dollars. This business was sold in 1986 to Tanner Industries. He then moved to San Diego and founded Flippen Engineering, Inc. specializing in sand and gravel mining and recovery and handling the engineering aspects of a number of large development projects including high end residential, commercial and a Robert Trent Jones golf course. In 1997, he retired and became a consultant specializing in new business development, feasibility studies of acquisitions for quarry development, asphalt plants and batch plants, working on such specific developmental projects as the new San Francisco ball park, the San Francisco BART Airport extension and U.S. Steel hazardous waste clean up.

Arthur Wigand, Chief Financial Officer

         From 1986 to 1989, Mr. Wigand was Vice President of Operations at Compudyne Air Traffic Control in San Diego, California, later becoming Vice President and general manager of OAR Corporation directing all California operations including maintenance of a positive cash flow, established material production and scheduling systems and acquired a new product line for the company which represented an additional $1,000,000 in sales annually. In 1995, Mr. Wigand became Vice President of Direction Finder Products for product development, customer service, scheduling and profit and loss for the product group establishing a joint venture with Hughes STX to develop and manufacture search and rescue direction finding equipment. From 1996 through 1998, he became President of Cubic Communications transitioning the company from a government as the sole customer to commercial applications for the company's products. He reengineered plant operations, created and implemented marketing strategies and penetrated new markets.

               SECURITY OWNERSHIP OF MANAGEMENT & OTHERS


         The following sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as of November 30, 2000, was known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) our individual directors and (iii) our officers and directors as a group. As of September 30, 2000, there were a total of 13,440,681 shares of Common Stock issued and outstanding.

NAME AND ADDRESS                     AMOUNT AND NATURE OF             PERCENT OF
OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)(2)      CLASS
-------------------                  ---------------------------      ----------
Senior Care Industries, Inc.         5,000,000 shares common          45.05%
410 Broadway, 2nd Floor
Laguna Beach, CA 92651

Rudy Reyes                           1,098,289                         9.89%
Pacific Standard Financial Group, Inc.
31705 West Nine Drive
Laguna Niguel, CA 92677

Officers & Directors as a Group         -0-                             -0-

1) All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) There were no transactions, or series of transactions, during fiscal 1999 or 2000, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $60,000, and in which to our knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest.

Common Stock
------------

         Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

         There is no outstanding preferred stock at this time. The rights of preferred shareholders is determined at the time a class of preferred stock is issued. Generally, each preferred share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available; (ii) are entitled to share preferably in all of our assets available for distribution to holders of Preferred Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

Transfer Agent
--------------

The transfer agent is:         First American Stock Transfer, Inc.
                               PO Box 47700
                               Phoenix, AZ 85068-7700
                               Telephone: (602) 485-1346

         LEGAL MATTERS

         Lawrence R. Young & Associates, P.C., Attorneys at Law, Downey, California, has rendered its opinion that the securities offered pursuant to this Prospectus will, when issued as described in this Prospectus, be duly authorized, validly issued, fully paid and non-assessable shares. This firm owns a total of 22,000 of our Common shares.

         EXPERTS

         The financial statements included in this Prospectus have been examined by John Spurgeon, CPA JD, of Pasadena, California, independent certified public accountant, as set forth in their report herein and are included herein in reliance upon the authority of said firm as an expert in accounting and auditing.

         AVAILABLE INFORMATION.

         We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

         We mail a copy of our audited Annual Report on Form 10-KSB along with a proxy statement to our shareholders prior to our annual meeting.

         We have filed a registration statement on Form SB-2, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

                                 INDEMNIFICATION

         The Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the Act, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                        ORGANIZATION WITHIN THE LAST FIVE YEARS

         The Company was originally organized under the laws of the State of Delaware in 1998, as RENT USA, INC, Delaware Company. On November 17, 1999 the Company changed its domicile to the State of Nevada and is now doing business as RENT USA, INC., a Nevada Corporation.(See Part III, Articles of Incorporation and Agreement and Plan of Merger, which is the document vehicle required by the state of Nevada to change the company to Nevada).

         Rent USA is in the business of selling and renting construction and multipurpose equipment to construction firms, contractors, and other users of commercial machinery.

         On November 17, 1999, the Company purchased heavy duty construction equipment valued at $7,110,588.00 from an unaffiliated and unrelated company, Pacific Standard Financial Group, Inc. ["PSFG"] that specializes in the sale of equipment, in exchange for common stock in the Company and assumption of $1,661,721.00 in debt owed to the various persons from whom PSFG had purchased the equipment for resale to the Registrant. Bill Williamson was owed a total of $1,571,409.60 of the total debt amount. The balance was owed to various other persons and companies. On December 10, 1999, the Company issued 1,098,289 shares of common stock and assumed four promissory notes which PSFG owed to Bill Williamson as noted above. The common stock issued to PSFG was issued pursuant to Section 4(2) of the Securities & Exchange Act of 1933, as amended, which allows the issuance of unregistered securities in exchange for assets. These securities contain a legend condition which restricts their sale to the general public for a period of one year from the date of issuance and which under certain circumstances may, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASD or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

         The Company also entered into a Marketing Agreement with Northland Supply Company ["Northland"], a sole proprietorship owned by Denzel Harvey, a disabled veteran and brother of Al Harvey, the Chief Executive Officer of the Company. Under the terms of this agreement Rent USA, Inc. will provide Northland with rental equipment and supplies which Northland will, in turn, rent to the construction industry. Northland is certified by the State of California as a Disabled Veterans Business Enterprise (DVBE) provider under the state of DVBE California program.

         On October 3, 2000, Senior Care Industries, Inc. purchased 5,000,000 shares of common stock in Rent USA, Inc. in exchange for 2,000,000 shares of Series D Preferred stock in Senior Care Industries, Inc. The stock position of Senior Care Industries, Inc. gives it actual control of Rent USA, Inc. As of that date, Rent USA had a total after the sale to Senior Care Industries, Inc. of 11,098,289 common shares outstanding. Both the shares issued to Rent USA by Senior Care and the Rent USA shares received by Senior Care Industries were issued pursuant to Section 4(2) of the Securities & Exchange Act of 1933, as amended, which allows the issuance of unregistered securities in exchange for assets. These securities contain a legend condition which restricts their sale to the general public for a period of one year from the date of issuance and which under certain circumstances may, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASD or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.


                         DESCRIPTION OF BUSINESS

         Rent USA anticipates three operating divisions, Equip USA, Equip Mining Systems and Equip USA Mines. Equip USA and Equip Mining Systems are presently in operation. Equip USA Mines is an acquisition of an existing company which is to be brought under the Rent USA umbrella.

Each of the three divisions is discussed below:

Equip USA
---------

         Rent USA, Inc. provides services in four categories under the umbrella of its current domestic rental and sales business which is to be known as Equip USA. Those rentals and sales are generally from the following sources:

         1. Equipment Rentals - the principal service, consists of renting equipment to small and large contractors, and construction companies.

         2. Equipment Sales - The sale of new and used equipment to small and large contractors and construction companies. The Company is presently negotiating an agreement whereby it will become a dealer for New Holland, a manufacturer of heavy construction equipment.

         3. Re-Rentals - this means re-renting equipment which the Company must rent from others and does not own, then re-renting that equipment to an end user at an anticipated 20% markup over the amount which the Company must pay the owner of the equipment.

         4. Trade Rentals - this means renting equipment on a long term basis to other rental yards, which they, in turn, will mark up and re-rent to the general public at a markup, generally 20%.

         About 50% of the gross volume of the Equip USA's business is from the sale of used equipment which the Company holds in inventory for that purpose. The other 50% of its business comes from the rental of equipment or re-rental of equipment which belongs to others.

         As of September 30, 2000, the Company had not yet commenced the sale of new equipment.

         Rent USA maintains a rental yard in Chino, California where it stores and maintains its equipment when it is not being used.

Equip Mining Systems
--------------------

         Don Hodges of Rent USA has established a mining equipment sales and rental company known as Equip Mining Systems. Mr. Hodges shares in the profit and had received 20% of the equity in the construction equipment sales entity. Mr. Hodges has considerable experience in this business and brings with him a customer list and executive staff which will be available to run the company. There were no up-front costs for the development of this entity. However, there is a considerable ongoing requirement for operating capital.

Quarry Acquisition
------------------

         Rent USA entered into a binding agreement to purchase a quarry and equipment which will produce natural crushed colored rock to be sold in the Southwest United States with the rock crushing plant and quarry located in Kern County, California. Equip USA Mines will primarily serve the wholesale landscape, roofing and architectural pre-cast markets with 14 natural crushed rock colors. The acquisition of the quarry and equipment will be for stock in Rent USA, Inc. but the on going operation of the business will require a considerable infusion of working capital.


                   MANAGEMENT'S DISCUSSION & ANALYSIS

Customer Profile-General
------------------------

         The Company intends to set up three divisions, the first to be known as Equip USA is expected to result in approximately 25% of the Company gross income and will provide services in the following four categories:

         1. Equipment Rentals - the principal service, consists of renting equipment to small and large contractors, and construction companies.

         2. Equipment Sales - The sale of new and used equipment to small and large contractors and construction companies. The Company is presently negotiating an agreement whereby it will become a dealer for New Holland, a manufacturer of heavy construction equipment.

         3. Re-Rentals - this means re-renting equipment which the Company must rent from others and does not own, then re-renting that equipment to an end user at an anticipated 20% markup over the amount which the Company must pay the owner of the equipment.

         4. Trade Rentals - this means renting equipment on a long term basis to other rental yards, which they, in turn, will mark up and re-rent to the general public at a markup, generally 20%.

         Presently, the Company has no agreements other than with Northland for re-rentals or trade rentals. Also, presently, the Company has no agreements with anyone for equipment sales. As a result, at the beginning, the only source of income will be from the rental of equipment which the Company owns to contractors and to Northland.

         Also, the Company has not yet made any definitive agreement with New Holland and until a franchise for the sale of New Holland equipment is executed and floor financing arranged, the Company will not begin to sell new equipment.

         Sale of used equipment and rental of equipment which the Company either owns or has on consignment for that purpose from others is the primary business of the Company at present.

         The other divisions which the Company intends to form are Equip Mining Systems which will specialize in the sale of mining equipment and the acquisition of Equip USA Mining, a long time wholesale supplier of crushed rock in the Western United States.

         The following management discussion and analysis and plan of operation should be read in conjunction with the Rent USA consolidated financial statements and notes thereto.

Results of Operations
---------------------

         The results of operations of the Company for the nine month period Ended September 30, 2000 compared to the nine month period ended September 30, 1999 and the year ended December 31, 1999 compared to year ended December 31, 1998 are discussed below and the financial statements concerning operations for these periods are attached in the Financial Statements "F/S" section of this Prospectus.

Revenues
--------

         Presently, Rent USA receives income from the rental of equipment and from the sale of used equipment. For the nine months ended September 30, 2000 gross income totaled $370,419 compared to no income from the period ended September 30, 1999 since at that time, the Company was in development stage. Total gross income for the nine month period was $370,419 resulting in a net operating loss of ($478,857) which resulted in a net loss attributable to common shareholders of ($.08) per share, basic and diluted whereas for the nine month period ended September 30, 1999, again, the Company had no income and no expenses thus resulting in no loss attributable to common shareholders.

         Gross revenues for the year ended December 31, 1999 was -0- compared to no revenue for the year ended December 31, 1998 since the Company was in its development stage until the third quarter of 1999. The Company suffered a net loss for the year ended December 31, 1999 of ($48,488) whereas, it had no loss for the year ended December 31, 1998.

Operating Expenses
------------------

Sales, General and Administrative

         Selling, general and administrative costs were $601,747 in the for the nine month period ended September 30, 2000 as compared to $-0- for the same nine month period ended September 30, 1999. This increase was primarily attributed to the fact that the Company had not yet started operations as of September 30, 1999 and was still in its development stage.

         Selling, general and administrative expense for the year ended December 31, 1999 totaled $5,910, compared to no expense during the year ended December 31, 1998.

Net Loss
--------

         Our net loss for the nine month period ended September 30, 2000 was ($478,857) as compared to a loss of ($5,000) for the nine month period ended September 30, 1999. The increase in net loss was primarily attributable to the fact that the Company was in its development stage during 1999 and had no income and little expense. Loss per common share for the nine month period ended September 30, 2000 was ($0.08) as compared to a ($0.00) loss per common share for the nine months ended September 30, 1999. This increase in loss per common share was attributable to the fact that the Company had not yet commenced operations during the nine month period ended September 30, 1999 and thus, a loss of less than 0.00% was attributable to shareholders for that period.

         Our net loss for the year ended December 31, 1999 was ($48,488) as compared to ($-0-) for the year ended December 31, 1998. This increase was in net loss was primarily attributable to the fact that the Company was in its development stage during 1999 and had no income and little expense.
Loss per common share for the year ended December 31, 1999 was ($0.01) as compared to a ($0.00) loss per common share for the year ended December 31, 1998. This increase in loss per common share was attributable to the fact that the Company had not yet commenced operations during the year ended December 31, 1998 and thus, a loss of less than 0.00% was attributable to shareholders for that period.

Liquidity and Capital Resources
-------------------------------

         To date, we have funded our capital requirements for our current from cash flows from our operations and from equity lines of credit which the Company has available. Our cash position as of September 30, 2000 was $14,603 as compared to $-0- as of September 30, 1999. During the first nine months of the year 2000, the Company used $342,252 in cash for operating activities, received $342,252 from investing activities and $41,415 from financing activities. Notes payable increased by a total of $434,473 for the nine month period ended September 30, 2000.

         Our cash position as of December 31, 1999 was $5,000 as compared to $-0- as of December 31, 1998. During 1999, a total of ($48,488) in cash was used for operating activities while the Company received $5,000 from investing activities and no cash from financing activities.

         A promissory note to Williamson Equipment, Inc. became due on June 3, 2000 and was not paid. Mr. Williamson sent a letter on or about August 15, 2000 wherein he agreed to extend the time for the Company to negotiate an alternative payment plan or to make the payment through January 1, 2001. However, if the Company is unable to make that payment on or before January 1, 2001, the Company will be required to surrender all right, title and interest in the equipment to Williamson thus resulting in a decrease in the value of equipment which the Company still would own from $7,154,158.00 less accumulated depreciation to $2,216,640.00 less accumulated depreciation.

         Presently, the Company has no ability to pay the promissory note to Williamson and there is no assurance that the Company will be able to negotiate any agreement with Williamson which will avert the return of title to the equipment to Williamson effective January 1, 2001.

         In the immediate future, in order to fund our current working capital requirements, expand of our existing operations as well as acquire additional companies for growth, we intend to seek to complete this offering of equity securities. Our ability to obtain additional sources of financing cannot be assured. Our growth is dependent on our ability to obtain such additional funding.

PLAN OF OPERATION

Emergence from a Development Stage Company
------------------------------------------

         On November 17, 1999, the Company completed an asset purchase agreement where it purchased the assets and liabilities from Fred Williamson and Big Iron which resulted in the issuance of common stock to Pacific Standard Financial Group of 1,098,289 shares and the assumption of a total of $1,661,721 in debt of which a total of $1,571,409 was owed to Fred Williamson. After that date, the Company commenced operations and was no longer a development stage company.

Our Capital Requirements
------------------------

         Our greatest cash requirements during the next two years will be the need for cash for operating activities which generally will come from equity lines which are already in place, from the operating activities themselves and from the sale of stock pursuant to this Prospectus.

         We are seeking to fund activities and other operating needs in the next two years from funds to be obtained through stock sales which are anticipated by this Prospectus.

         Subsequent to the next twenty-four months, we plan to finance our long-term operations and capital requirements with the profits and funds generated from the revenues from the sale of new and used equipment, from financing lines which will be put in place during the next two years, from equipment rentals and from the sale of crushed rock. We may obtain future funding through private financings and public offerings of debt and equity securities.

Geographic Service Area
-----------------------

         The proposed geographic marketing area for the company at present will be limited to the southwest United States and will only include Southern California, Nevada, Utah and Arizona.

Industry Analysis
-----------------

         According to the American Rental Association, the trade group for the equipment rental business, construction and development in the United States has continually increased over the last twenty years. Due to this gradual increase of activity, demand for rental construction equipment and machinery has been sustained at a relatively high level. The Association states that it has seen gradual movement in the business from small, family owned, single facility rental yards to large corporations with multiple facilities. As detailed in "1999 Rental Year in Review" during the past year, there were changes that were "unprecedented in the world of tool rentals. "These changes represented mergers, hostile takeovers and consolidations." As a result, the Company believes that in a time of large corporations without the local service which small business owners formerly gave their customers, there is an opportunity for Rent USA to take advantage of this consolidation to build a business limited to heavy construction machinery and equipment by providing superior customer service through a strategy of being in close proximity to the customer, by being able to respond to customer needs in a timely and appropriate manner.

         The equipment rental market as a whole has been growing at a rapid rate in excess of 20% annually based on revenues reported to the American Rental Association by its 7200 member organizations throughout the United States. The market for these products amounted to $3 billion in 1996, increased to 3.5 billion in 1997 and continued to rise by a similar increase in 1998, according to Rental Equipment Register, the trade publication of the American Rental Association.

         These trends which have been noticed by the American Rental Association have not been broken down into regions and for that reason, the Company has no definitive evidence that these trends exist in the Southwestern United States where the Company intends to build its business. However, there is, likewise, no evidence to the contrary and management believes that the national trends apply to the Southwestern United States as well as to other areas.

         It is management's opinion that one of the areas of greatest growth in the equipment rental market is in the area of rentals to contractors fulfilling state and federal contracts. This is the area where Northland will have an advantage because of its DVBE certification. There are only 600 DVBE registered businesses in the California and only one in the heavy construction field according to the Disabled Veterans Alliance. The alliance between the Company and Northland should have a positive impact on the ability of the Company to obtain business. The reason for this is due to the fact that Northland has an advantage over other non DVBE companies when bidding on federally mandated construction projects. The most recent version of the law passed by Congress and by the California State Legislature requires that at least 3% of all contracts let in State and federally mandated projects be to DVBE owned companies. It should be noted that Rent USA, Inc. is not a DVBE registered company nor does it intend to obtain such a registration. However, the Company's alliance with Northland, will, in management's opinion, have a positive and beneficial affect.

         Currently, the entire equipment rental market is shared by approximately 7,000 equipment rental yards across the United States, with United Rental Corporation positioned as the market leader.

         Through acquisitions, United Rental has amassed over $1.7 billion in rental revenues for fiscal 1998. United Rental began its acquisition strategies upon its inception in 1997.

         The service area for Rent USA, Inc. is a twelve-month construction Area. The Southwestern United States does not experience any disruption in construction due to weather or other seasonal issues which should also be advantageous to assuring regular cash flow.

         Because the company has limited operating history, it is impossible at this time to state the utilization rate for the Company's equipment, that is, the percentage of time which the equipment will be rented to customers as opposed to the time that it sits in the yard unrented and not generating income. The Company believes that its utilization rate will be comparable to those in the industry, averaging approximately 55%.

Prospects for Growth
--------------------

        The Company's goal is to become a highly visible and regionally known company providing affordable and well maintained equipment for the construction industry.

         This is to be accomplished in two ways. The first is direct rental of equipment which the Company already owns to the construction industry. Because this equipment is housed mainly in the Southern California area near the Nevada border, it can be rented in either the Southern California or Southern Nevada areas.

         The second way in which the Company intends to grow is through the acquisition of other heavy equipment rental yards who are already in business in the targeted area of Southern California, Nevada, Utah and Arizona. It is anticipated that these acquisitions will be made in exchange for common or preferred stock in the Company and, in certain circumstances, for cash in addition to either common or preferred stock, or both.

         Presently, the Company has one acquisition which it has targeted and with whom the Company has executed a binding letter of intent. That company is Equip USA Rock which is in the mining of colored rock which is crushed for use in home gardens. Presently, the Company has no targeted acquisition in the business of equipment rental.

         When the Company does find an acquisition target, one of the requirements will be that the financial statements of that acquired entity must be audited as a condition to the merger or acquisition.

         Management developed projections for the first year of operations which showed that based upon the amount of business available in the Company's immediate service area of California and Nevada, and based upon the Company's in-house survey of major construction jobs which will require the rental of heavy equipment during the next year. Additionally, the Company is negotiating an agreement with New Holland, a major heavy equipment manufacturer, to become a licensed dealer for new heavy construction machinery in Southern California and Nevada. If this negotiation is successful, then the Company is hopeful that it can build gross revenues of approximately $800,000.00 per month by the end of the first calendar year of New Holland operations. The Company developed projections which were attached as Exhibit 2.1 to Amendment No. 3 of the Registration Statement which purported to show how the Company intended to develop its business over the first calendar year beginning in January, 2000. However, this newest amendment to the Registration Statement, Amendment No. 5, is being filed during mid November, 2000, and the assumption that the Company would commence the sale of new equipment during 2000. That has not occurred and the Company has been required to rely strictly on equipment rentals and sales of used equipment during the year 2000. The Company does not believe that Exhibit
2.1 any longer represents a correct or complete view of the Company's operations for 2000. An accurate accounting for the first 3 quarters of 2000 are set forth in the Forms 10-QSB filed by the Company for the first, second and third quarter respectively and your attention is directed toward those documents for a more complete understanding of the Company's present financial situation.

         The Company believes that once the acquisition of Equip USA Rock is completed, Equip Mining Systems becomes well established and Equip USA commences the sale of new as well as used equipment, about 25% of the Company's gross annual business will be from the Equip USA rental and sales operation, approximately %30 from Equip Mining Systems and the balance of 45% from Equip USA Mines. According to the projections filed with the third quarter Form 10-QSB Report for the Company which should be read in conjunction with this Registration Statement, Amendment No. 5, the Company will produce gross income during the first full year of operations expected to commence in May of 2001 and end in May, 2002 of approximately $16,000,000 with a gross profit margin of 35% and a bottom line net income after taxes of approximately 12.2%.

                                 Rent USA, Inc.
                                Income Statement

                                        YEAR 1
                  ----------------------------------------------------
                                             Equip Mining    Equip USA
                    Rent USA      Equip USA    Systems         Mines

NET SALES          $16,405,976   $4,100,000   $7,023,500   $5,282,476

COGS               $10,663,703   $2,610,235   $5,351,718   $2,701,750
Gross Profit        $5,742,273   $1,489,765   $1,671,782   $2,580,726
Gross Margin %           35.0%        36.3%        23.8%        48.9%

SG&A                $2,563,185     $775,575     $844,241     $943,370
NBIT                $3,179,088     $714,190     $827,542   $1,637,356
NBIT %                   19.4%        17.4%        11.8%        31.0%

Interest Expense      $107,374     $107,374           $0           $0

Income Taxes        $1,075,100     $212,386     $289,640     $573,075
Net Income          $1,996,614     $394,431     $537,902   $1,064,281
Net Income %             12.2%         9.6%         7.7%        20.1%

              These forecasts should be read in conjunction with the
                   Attached Summary of Significant Assumptions

                                 Rent USA, Inc.
                                And Subsidiaries
                       Summary of Significant Assumptions
                                       And
                    Notes to Prospective Financial Statements

         The financial forecasts which appear herein above present to the best of management's knowledge and belief the Company's financial position, results of operations and cash flows for the forecast periods. Accordingly, the forecast reflects its judgment as of the date of this filing of the expected conditions and its expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecast. There usually will be differences between forecasted and actual results because events and circumstances frequently do not occur as expected and those differences may be material.

         The projected amounts of sales and net income are based upon the hypothetical assumption that the Company operated Equip USA, Equip Mining Systems and Equip USA Mines for an entire year. Such projections reflect to the best of management's knowledge and belief the operating results that would be obtained, given that hypothetical assumption.

         None of the forecasts which are contained herein were examined by the Company's auditor, John Spurgeon, CPA and as a result, he can assume no responsibility for them. They are purely management's belief as to what will occur in the event the Company is able to complete all of the acquisitions which it presently intends to undertake.

1. Summary of Significant Assumptions

         a. Intended Acquisitions - The financial forecasts assume the Company will acquire Equip USA Mines and will be able to complete its launch of Equip Mining Systems. The funds required to operate Equip USA Mines and Equip Mining Systems are expected to be derived from the proceeds of a rights offering to shareholders of Senior Care Industries, Inc. which will be registered by the filing of a Form SB-2. The Company expects to raise a maximum of approximately $2,300,000.00 from that rights offering.

                                 Rent USA, Inc.
                                And Subsidiaries
                       Summary of Significant Assumptions
                                       And
                  Notes to Prospective Financial Statements
                                   (Continued)

         The rights offering is expected to be completed during the first six months of 2001 and the capital obtained from that offering will immediately be infused into the Company and used to complete operate Equip USA Mines and Equip Mining Systems.

         b. Sales - The Company assumes that sales will increase approximately 8% per annum over the five year period of the projections. Based upon management's study of the market for its equipment and on the study of the needs for crushed rock in the Western area serviced by Equip USA Mines presently, it believes that a forecast of an 8% increase in business per annum is justified. The sales forecast depends upon the Company being able to complete its anticipated acquisition of Equip USA Mines and the launch of Equip Mining Systems by mid 2001.

         c. Cost of Sales - The principal components of the cost to produce the Company's forecasted revenue is the purchase of equipment for resale, labor, transportation, equipment maintenance and mine overhead at Equip USA Mines.

         d. Selling, General and Administrative Overhead - The principal cost of selling relate to sales person salaries and commissions, transportation costs, and advertising. Generally, each of these costs varies according to the amount of product sold and accordingly, have been estimated based upon estimated sales volume. General and administrative overhead are fixed costs which have been estimated based upon Management's experience plus known increases and adjustments for anticipated inflation based upon recent inflationary trends.

         e. Interest - The Company presently has various equity lines of credit and intends to develop additional lines of credit which will carry interest at a rate ranging from 9.5% to 12% interest over the period of the forecasts. Due to the Company's business of selling new and used equipment, there will always be a borrowing component for flooring of equipment held for resale.

         f. Income Taxes - The income tax provisions are based upon the current statutory rates in effect for corporations. Because the Company may expand its operations into other states than where it operates presently, such as Nevada, where there is no state income tax to states where there may be a state income tax, the total tax provision in relation to income before taxes may change during the forecast period of five years.

2. Summary of Significant Accounting Principles

         The following are the significant accounting policies the Company uses in the preparation of its financial statements:

Former Development Stage Company

         Effective this year, the Company began its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

         The preparation of the forecasts were made in conformity with generally accepted accounting principles requiring management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

         Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

                                 Rent USA, Inc.
                                And Subsidiaries
                       Summary of Significant Assumptions
                                       And
                  Notes to Prospective Financial Statements
                                   (Continued)

Accounts Receivable

         Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Bad Debt Expense

         There was no bad debt expense either for 2000 or 1999.

Property and Equipment

         Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred.

Depreciation

         Depreciation is computed on the straight- line method based on the estimated useful lives of the assets. Depreciation expense was $398,464 and $0 for 2000 and 1999, respectively.


Income Taxes

         Income Taxes The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

Advertising and Promotion
-------------------------

         The Company's overall advertising and promotional objectives are to position the firm as a leader in the equipment rental market in its regional area of Southern California, Nevada, Utah and Arizona.

         The Company intends to develop an advertising campaign built around the message of "we will be there when you need a job done right", beginning with a "who we are" statement and supporting it with ads that reinforce this message.

         Additionally, the Company intends to develop a consistent and ongoing program to reach out to the market throughout the year to always look toward increasing market share once its revenue stream begins. Combined with standard advertising practices, the Company intends to gain recognition through direct mail and targeted marketing efforts (such as phone solicitations, and Internet advertisements) to past and current customers of Denzel Harvey, the owner of Northland who has been in business since 1995 and past customers of Al Harvey who has been involved in the equipment rental business since 1992.

         Whether the Company will be able to gain the leadership position it contemplates by its advertising campaign will depend upon many factors which are beyond the control of the Company and which may result in the Company failing to obtain the objectives which were intended.

Competition
-----------

         The equipment rental industry is highly fragmented and competitive. The Company's competitors include: public companies or divisions of public companies (such as Hertz Equipment Rental Corporation, Prime Service, Inc. United Rentals, Inc. and Rental Service Corporation); regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers.

         With respect to the Company's plans to sell new equipment as a dealer for New Holland, it will have major competition from other heavy equipment dealers who are more intrenched into the marketplace including dealerships for such well known manufacturers as Caterpillar and John Deere. New Holland has an old name in the farm equipment manufacturing business but is new to the heavy construction equipment business having been recently purchased by Fiat of Italy.

         The Company believes that, in general, large companies enjoy significant competitive advantages compared to smaller operators, including greater purchasing power, a lower cost of capital, the ability to provide customers with a broader range of equipment and services and with newer and better maintained equipment, and greater flexibility to transfer equipment among locations in response to customer demand. Certain of the Company's competitors are larger and have greater financial resources than the Company.

         As noted above, there are only 600 DVBE registered businesses in the California and only one in the heavy construction field according to the Disabled Veterans Alliance. The alliance between the Company and Northland should have a positive impact on the ability of the Company to obtain business. The reason for this is due to the fact that Northland has an advantage over other non DVBE companies when bidding on federally mandated construction projects. However, the program passed by the California State Legislature requires 3% of all contracts let in State and federally mandated projects be to DVBE owned companies. Even though there are no other disabled veteran owned companies bidding for heavy equipment rentals in California, this program only gives the bidder an advantage in bidding and is no assurance that Northland will obtain the bid which could well go to lower bidders or bidders who are more suited to furnishing the exact equipment needed for a particular job.It should be noted that Rent USA, Inc.

         It should also be remembered that Rent USA is not a DVBE registered company nor does it intend to obtain such a registration. However, the Company's alliance with Northland, will, in management's opinion, have a positive and beneficial affect.

Patents
-------

         The Company does not hold trademarks, copyrights or patents.

Regulations
-----------

         The Disabled Veterans Business Enterprise (DVBE) program in California and by Congress on a Federal level gives an entitlement to disabled veterans on a par with minorities. Because of the agreement between the Company and Northland which is owned by Denzel Harvey, a disabled veteran, Northland is able to favorably compete on all expenditures for State of California and Federal public works projects. The agreement between Northland and the Company provides for an exclusive marketing arrangement whereby the Company will provide the material, equipment and supplies for all of Northland's projects. The agreement is for seven years and is renewable. The agreement is written and signed by both parties. Other than this law, no material regulations govern this business enterprise beyond standard business practices and licenses.

Employees
---------

         The Company has no organized labor and/or union agreements. The heavy equipment rental industry has minimal seasonal impact to the employees. The Company will maintain industry standard health and other necessary benefits for its key employees which will be expanded upon on further filings and when the Company has additional cash flow necessary to offer these benefits.

         When this Registration Statement was originally filed, the Company held a 7 year term Employment Contract with the Chief Execution Officer, Al Harvey dated July 27, 1998. The contract agreed upon the duties and compensation between the two parties. That Agreement has subsequently been voided due to Mr. Harvey's retirement from the Company.

         As the Company phases in its new business enterprises, the need for additional personnel will grow considerably.

         During September, 2000, the Company engaged various new executive personnel including a new chief financial officer, a chief operations officer and entered into a joint venture to begin operations of Equip Mining Systems with Dan Hodges. Once Equip USA begins selling both new and used equipment, the Company anticipates at the outset a total of 3 sales personnel, 5 maintenance persons in that division, one other sales person working with Dan Hodges in Equip Mining Systems, two maintenance persons in that division and additional personnel in Equip USA Mines. Presently Equip USA Mines employs approximately 50 persons and those employees will be coming on board at Rent USA as the Equip USA Mining division of the Company.

         At the present time, the Company has five executive personnel, two yard persons, and one clerical person and a bookkeeper.

PRESENT UNDERTAKINGS AND ACQUISITIONS

         Growth through acquisition is planned to be in three primary areas - heavy equipment sales and rental companies, mining and engineering companies and materials and mineral companies. The latter two categories reflect the nitch markets the company is targeting in addition to competing in the broader equipment sales and rental industry. The strategy is to vertically integrate the resources and customers in a way to create an in-house "floor" of business and to maximize profits through participating in the services and products resulting from the use of heavy equipment.

         Two initial acquisitions in this strategy are currently in progress. The first is a contract recently signed establishing a mining equipment and sales company with Don Hodges who has been in this business for over 20 years. The sales of crushers , conveyors, etc. from this enterprise will create opportunities for Rent USA to also sell the necessary loaders and dozers in the same transaction.

         The second is the targeted acquisition of a rock quarry and rock crushing equipment. This operation will, after startup, employ equipment from both Rent USA and the mining equipment company on a full-time basis and provide additional opportunities for profiting from the rock products produced with the equipment. Long term, it is the company's strategy to acquire quarries, mining and engineering companies to produce rock products, minerals, raw construction materials and other value added services to its customer base in the general engineering and construction markets.

Construction Equipment Sales
----------------------------

         The Company has entered into an agreement to engage Don Hodges to establish a mining equipment sales and rental company whereby Mr. Hodges will share in the profit and will receive 20% of the equity in the construction equipment sales entity. Mr. Hodges has considerable experience in this business and brings with him a customer list and executive staff which will be available to run the company. There are no up-front costs for the development of this entity. However, there will be a considerable requirement for operating capital. A complete series or projections are attached to this Prospectus showing what the Company expects to generate by way of income over the period of the next five years from this endeavor.

Quarry Acquisition
------------------

         Rent USA entered into a binding agreement to purchase a quarry and equipment which will produce natural crushed colored rock to be sold in the Southwest United States with the rock crushing plant and quarry located in Kern County, California. Equip USA Mines will primarily serve the wholesale landscape, roofing and architectural pre-cast markets with 14 natural crushed rock colors. The acquisition of the quarry and equipment will be for stock in Rent USA, Inc. but the on going operation of the business will require a considerable infusion of working capital.

                             DESCRIPTION OF PROPERTY

         The Company has agreed to lease a 2 acre yard and office space in Chino, California. The lease term expires on February 28, 2003. The base rent is $3,250 per month. Until the Company actually commences business operations, the rent has been paid by Al Harvey who holds the lease to the premises in Chino where the Company's equipment is stored.

         The Company also owns heavy construction equipment which was valued as of February 10, 1999 by T.E. Kaplan, heavy construction equipment appraiser, as having a present fair market value of $4,800,011.00, attachments such as dozer blades, shovels and buckets, with a value of $752,879.25, new parts for the heavy equipment in inventory with a value of $723,189.00, office equipment, shop equipment and tools with a value of $878,078.75.

         As noted above, a promissory note to Williamson Equipment, Inc. became due on June 3, 2000 and was not paid. Mr. Williamson sent a letter on or about August 15, 2000 wherein he agreed to extend the time for the Company to negotiate an alternative payment plan or to make the payment through January 1, 2001. However, if the Company is unable to make that payment on or before January 1, 2001, the Company will be required to surrender all right, title and interest in the equipment to Williamson thus resulting in a decrease in the value of equipment which the Company still would own from $7,154,158.00 less accumulated depreciation to $2,216,640.00 less accumulated depreciation.

         Presently, the Company has no ability to pay the promissory note to Williamson and there is no assurance that the Company will be able to negotiate any agreement with Williamson which will avert the return of title to the equipment to Williamson effective January 1, 2001.

                     CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS

         The person who founded Rent USA, Inc. and was until recently its Chairman and Chief Executive Officer was Al Harvey whose son presently is Chief Executive Officer. Al Harvey resigned to be closer to his wife who presently has cancer. Denzel Harvey, brother of Al Harvey and uncle to Jeff Harvey is the owner of Northland Supply Company ["Northland"], a sole proprietorship owned by Denzel Harvey who is a disabled veteran. Under the terms of an exclusive agreement between Northland Rental & Supply and Rent USA, Inc., Rent USA will provide Northland with rental equipment and supplies which Northland will, in turn, rent to the construction industry. Northland is certified by the State of California as a Disabled Veterans Business Enterprise (DVBE) provider under the state of DVBE California program.

                           RELATED STOCKHOLDER MATTERS

         Olsen-Paine & Company has filed a Form 211 with the National Association of Securities Dealers to commence trading on the NASD over-the-counter bulletin board. The shares of Common Stock offered hereby will become freely tradeable on that market or any other market which develops for the Company's Common Stock one year after the close of the issuance of shares pursuant to the Offering. There can be no assurance that a market for the common stock of the Company will develop or will continue, that any particular price will be available for the sale of the shares, or that any other market will develop or, if developed, that the Company's Common Stock will trade at the Common Stock's offering price herein or above.

         This Offering is only being made to holders of shares in Senior Care Industries, Inc. who were shareholders of that company as of November 30, 2000.

         EXECUTIVE COMPENSATION OF RENT USA OFFICERS & DIRECTORS

         The following table sets forth the Summary Compensation Table for our Chief Executive Officer and the next most highly compensated executive officer other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. No other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive stock options for service on the Board of Directors.

    Name                    Annual                      Awards          Payouts
& Position                  Comp.
------------------------------------------------------------------------------------------
              Year      Salary    Bonus   Other         Restricted           LTIP    Other
                                          Compensation  Stock      Options

Jeffrey
Harvey       1998       10,000     -0-       -0-          -0-          -0-    -0-      -0-
CEO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-

Cort Hooper  1998       10,000     -0-       -0-          -0-          -0-    -0-      -0-
President    1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-

John
Cruickshank  1998        -0-       -0-      20,000        -0-          -0-    -0-      -0-
Secretary    1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-

Jim Flippen  1998        5,000     -0-       -0-          -0-          -0-    -0-      -0-
COO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-

Art Wigand   1998        5,000     -0-       -0-          -0-          -0-    -0-      -0-
CFO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-

                     CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING & FINANCIAL DISCLOSURE

         The Company's accountant at the time its original Registration Statement was filed and the accountant at the time of the most recent annual report for the fiscal year ended December 31, 1999, was James Slayton, CPA.

         The Company changed accountants in January, 2000 and engaged John H. Spurgeon, CPA, JD as its accountant. He replaced James Slayton effective on January 15, 2000.

         John H. Spurgeon is a member of the SEC Practice Section of the AICPA.

         The decision to change accountants was recommended and approved by the Board of Directors.

         During the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of the dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The report of James Slayton, CPA on the financial statements for the fiscal year ended December 31, 1999 and for the fiscal year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than as follows:

         "The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not generated significant revenues from planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The Accountant in Note 3 makes the following statement:

         "The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated significant revenues from its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern."

                              FINANCIAL STATEMENTS
                                 RENT USA, INC.
                                December 31, 1999



                                TABLE OF CONTENTS

                                                               PAGE

     INDEPENDENT AUDITORS' REPORT                               F-1

     BALANCE SHEET - ASSETS                                     F-2

     BALANCE SHEET - LIABILITIES AND SHAREHOLDER'S EQUITY       F-3

     STATEMENT OF OPERATIONS                                    F-4

     STATEMENT OF STOCKHOLDERS' EQUITY                          F-5

     STATEMENT OF CASH FLOWS                                    F-6

     NOTES TO FINANCIAL STATEMENTS                              F-7

James E. Slayton, CPA
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-865-3553

                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                     March 10, 1999
Rent USA, Inc. (The Company)                           Revised December 15, 2000
Las Vegas, Nevada 89109

     I have audited the Balance Sheet of Rent USA, Inc. (A Development Stage Company) for the fiscal years ended December 31, 1998 and December 31, 1999 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period July 27, 1998 (Date of Inception) to December 31, 1998 and the fiscal year ended December 31, 1999 and the cumulative period from July 27, 1998 (Date of Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rent USA, Inc., (A Development Stage Company), as of December 31, 1998 and December 31, 1999, and the results of its operations and cash flows for the period July 27, 1998 (Date of Inception) to December 31, 1998, the fiscal year ended December 31, 1999, and the cumulative period from inception to December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not generated significant revenues from planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James E. Slayton
-------------------------
James E. Slayton, CPA
Ohio License ID# 04-1-15582

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                      AS OF
                                December 31, 1999


                                     ASSETS

   ASSETS

CURRENT ASSETS
Cash                                                                    0.00
                                                               --------------
Total Current Assets                                                    0.00

PROPERTY AND EQUIPMENT
Property and Equipment(net of depreciation                      7,110,588.00
                                                               --------------
Total Property and Equipment                                    7,110,588.00

OTHER ASSETS
Organization Costs(net of amortization)                                 0.00
                                                               --------------
Total Other Assets                                                      0.00
                                                               --------------
TOTAL ASSETS                                                   $7,110,588.00
                                                               ==============



                 See accompanying notes to financial statements
                                       F-2

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                      AS OF
                                December 31, 1999

                              LIABILITIES & EQUITY


CURRENT LIABILITES
Accounts Payable                                                      910.00
                                                               --------------
Total Current Liabilities                                             910.00

OTHER LIABILITIES
Noncurrent Liabilities                                          1,661,721.00
                                                               --------------
Total Other Liabilities                                         1,661,721.00

                                                               --------------
Total Liabilities                                               1,662,631.00

   EQUITY

Common Stock, $0.001 par value, authorized 20,000,000
  shares; issued and outstanding at 12/31/1999,
  6,098,289 common shares                                           6,098.00
Additional Paid in Capital                                      5,490,347.00
   Preferred Stock, $0.001 par value, authorized 5,000,000,
   none issued                                                          0.00
Retained Earnings (Deficit accumulated during development
   stage)                                                         (48,488.00)
                                                               --------------
Total Stockholders' Equity                                      5,447,957.00
                                                               --------------
   TOTAL LIABILITIES & OWNER'S EQUITY                          $7,110,588.00
                                                               ==============


                 See accompanying notes to financial statements
                                       F-3


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   FOR PERIOD
             July 27, 1998 (Date of Inception) to December 31, 1999



                                Date of Inception   Twelve Months  Date of Inception
                                      to                to               to
                                  Dec. 31, 1999     Dec. 31, 1999    Dec. 31, 1998
                                  -------------     -------------    -------------

   REVENUE

   Sales                                 0.00              0.00            0.00

   COSTS AND EXPENSES
   General and Administrative        5,910.00          5,910.00            0.00
   Depreciation Expense             42,578.00         42,578.00            0.00
                                   -----------       -----------     -----------
     Total Costs and Expenses       48,488.00         48,468.00            0.00
                                   -----------       -----------      ----------
             Net Income or (Loss)  (48,488.00)       (48,488.00)           0.00
                                   -----------       -----------      ----------


Weighted average number of common
   shares outstanding               5,109,829         5,109,629            0.00

   Basic Net Loss Per Share             (0.01)            (0.01)



                 See accompanying notes to financial statements
                                       F-4


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   FOR PERIOD
              July 27, 1998(Date of Inception) to December 31, 1999


                                                                    Deficit
                                                                Accumulated
                           Common                  Additional        During          Total
                            Stock                     Paid-in   Development  Stockholder's
                           Shares        Amount       Capital         Stage         Equity
                     ------------  ------------ -------------  ------------ --------------
Balances as of

December 31, 1998              0             0              0            0              0

March 26, 1999         5,000,000      5,000.00           0.00                    5,000.00
Issued for cash

December 10, 1999      1,098,289      1,098.00   5,490,347.00                5,491,445.00
Issued as part of
December 10, 1999
purchase agreement

Net loss                                                        (48,488.00)    (48,488.00)

                     ------------  ------------ -------------  ------------ --------------
Balances as of

   December 31, 1999   6,098,289   $  6,098.00  $5,490,347.00  ($48,488.00) $5,447,957.00
                     ============  ============ =============  ============ ==============

                 See accompanying notes to financial statements
                                       F-5


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   FOR PERIOD
             July 27, 1998 (Date of Inception) to December 31, 1999


                                 Date of Inception  Twelve Months  Date of Inception
                                       to                to               to
                                  Dec. 31, 1999     Dec. 31, 1999   Dec. 31, 1998
                                  -------------     -------------   -------------
CASH FLOWS FROM
OPERATING ACTIVITIES
 Net (loss) from operations          ($48,488.00)     ($48,488.00)          0.00

 Adjustments to reconcile net income to net cash used in operating activities:

 Depreciation Expense                  42,578.00        42,578.00           0.00

 Increase in accounts payable             910.00           910.00           0.00
                                      -----------      -----------    -----------
 Net cash provided by
 operating activities                  (5,000.00)       (5,000.00)          0.00

CASH FLOWS FROM INVESTING ACTIVITIES
 Net cash in investing activities           0.00             0.00           0.00
                                      -----------      -----------    -----------
 Net cash used by investing activities      0.00             0.00           0.00

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of Capital Stock              5,000.00         5,000.00           0.00
                                      -----------      -----------    -----------
 Net cash provided by
 financing activities                   5,000.00         5,000.00           0.00


 Net increase (decrease) in cash            0.00             0.00           0.00
 Balances as at end of period               0.00             0.00           0.00

                 See accompanying notes to financial statements
                                       F-6

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized July 27, 1998 (Date of Inception) under the laws of the State of Delaware, as Rent USA, Inc. (The Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

     On March 26, 1999, the Company issued 5,000,000 shares of its $.001 par value common stock for $5,000.00 in cash to expand its shareholder base.

     On or about November 17, 1999, the Company incorporated in Nevada solely for the purpose of moving the corporate domicile to Nevada.

     On December 10, 1999, the Company issued 1,098,289 shares of its $.001 par value common stock as part of an asset purchase agreement which became effective on November 17, 1999. The Company assumed related liabilities in the amount of $1,661,721.00.

     The Company has 20,000,000 of $.001 par value common stock authorized and 5,000,000 of $.001 par value preferred stock authorized.

     There have been no other issuances of equity or Common Stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1.  The Company uses the accrual method of accounting.

     2.  Recognition of revenue from sales:

     Revenues from equipment rentals are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual rights established in advance.

     Revenues from facilitating sales of used equipment are recognized only when the asset sale is consummated and until that time no revenue is recognized.

     The Company had no revenue from sales of any kind through the end of the period which was on December 31, 1999.

     3.  The cost of organization was expensed when incurred.

     4. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.

     5. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     6. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation utilizing the following depreciation schedule:

     Heavy Equipment 10 years, straight line method Shop & Tools 7 years, straight line method Furniture & Other Equipment 5 years, straight line method

     The amount of depreciation recorded during the calendar year 1999 was $42,578.00.

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES - CONTINUED

     7. The Company experienced losses since its inception on July 28, 1998 (Date of inception) to December 31, 1999. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued. There has not been any deferred tax benefits recorded as management has deemed it less than likely that the net operating losses will be utilized.

     8.  The Company has adopted December 31 as its fiscal year end.

     9.  The Company records its inventory at cost.

     10. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

     11. The Company's Statement of Cash Flows is reported utilizing cash(currency on hand and demand deposits) and cash equivalents( short-term, highly liquid investments). The Company's Statement of Cash Flows is reported utilizing the indirect method of reporting cash flows.

NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated significant revenues from its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

NOTE 4 - RELATED PARTY TRANSACTION

     The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

     Minor out of pocket expenses for office supplies for such things as fax costs and paper costs during the calendar year ended 1999 are not reflected in these financial statements and were provided without charge by Al Harvey, Chief Executive Officer and Director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 5 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - YEAR 2000 ISSUE

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before on, or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

NOTE 7 - LONG TERM COMMITMENTS

     The Company has agreed to lease a 2 acre yard and office space in Chino, California. The lease term expires on February 28, 2003. The base rent is $3,250 per month. The Company only purchased its equipment in December, 1999 and rent on the space in Chino had already been paid by Al Harvey for the month of December, 1999. The Company did not actually commence business operations until the year 2000 when the Company will commence paying rent.

     From November 17, 1999 when the Company obtained title to the equipment, through the end of the year on December 31, 1999, there were no repairs, maintenance costs, costs for corporate offices or payroll.

     The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

     The Company gave a note as part of the asset purchase agreement in the amount of $1,661,721. The note is due 180 days after the closing of the asset purchase agreement and has an interest rate of 8.5% annually.

                              FINANCIAL STATEMENTS
                                  RENT USA, INC.
                                   (Unaudited)
                               September 30, 2000


                                    CONTENTS

Consolidated Balance Sheets                                           F - 2

Consolidated Statements of Income and Expense                         F - 3

Consolidated Statements of Cash Flows                                 F - 4

Notes to the Financial Statements                                     F - 5

                                 RENT USA, INC.
                                  BALANCE SHEET
                            As of September 30, 2000



                                     ASSETS

Current Assets
      Cash                                                          $    14,603
      Accounts Receivable                                                55,925
                                                                    ------------
Total Current Assets                                                     70,528

Property and Equipment
      Furniture and Office Equipment                                     73,313
      Heavy Construction Equipment                                    5,584,237
      Attachments and Parts                                           1,476,068
      Shop Equipment and Tools                                          803,774
                                                                    ------------
                                                                       7,937,392
      Less: Accumulated Depreciation                                   (640,274)
                                                                    ------------
Total Property and Equipment                                          7,297,118

                                                                    ------------
TOTAL ASSETS                                                        $ 7,367,646
                                                                    ============

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts Payable                                              $   239,172
      Accrued Expenses                                                   14,264
      Short-Term Notes Payable                                        1,751,747
      Notes Payable, Current Portion                                     86,799
                                                                    ------------
Total Current Liabilities                                             2,091,982

Long-Term Liabilities                                                   298,564
                                                                    ------------

Total Liabilities                                                     2,390,546

Stockholders' Equity
      Common Stock, $.001 par value, 20,000,000
         Shares authorized; 6,098,289 shares issued
         and outstanding                                                  6,098
      Preferred Stock, $.001 par value, 5,000,000
         Shares authorized; none issued                                       -
      Paid-in Capital                                                 5,498,347
      Retained Earnings                                                (527,345)
                                                                    ------------
Total Stockholders' Equty                                             4,977,100

                                                                    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 7,367,646
                                                                    ============

     See accompanying notes to financial statements and accountant's report
                                      F-2


                                 RENT USA, INC.
                              STATEMENTS OF INCOME
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                                          Three Months Ended               Nine Months Ended
                                             September 30,                  September 30,
                                        2000             1999           2000            1999
                                     ------------    ------------   ------------    ------------
INCOME                               $   144,485     $         -    $   370,419     $         -

COST OF SALES                            179,323                        601,747
                                     ------------    ------------   ------------    ------------

GROSS PROFIT (DEFICIT)                   (34,838)              -       (231,328)              -

OPERATING EXPENSES                        68,444                        247,529          5,000
                                     ------------    ------------   ------------    ------------

INCOME (LOSS) FROM OPERATIONS           (103,282)              -       (478,857)         (5,000)

PROVISION FOR INCOME TAXES                     -               -              -               -
                                     ------------    ------------   ------------    ------------

NET INCOME (LOSS)                    $  (103,282)    $         -       (478,857)    $    (5,000)
                                     ============    ============   ============    ============

EARNINGS PER SHARE - BASIC           $     (0.02)    $         -    $     (0.08)    $     (0.00)
                                     ============    ============   ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES      6,098,289       5,000,000      6,098,289       3,333,333
                                     ============    ============   ============    ============


     See accompanying notes to financial statements and accountant's report
                                      F-3

                                 RENT USA, INC.
                            STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMER 30, 2000 AND 1999

                                                                  2000          1999
                                                               ----------    ----------
Cash Flow from Operating Activities:
      Net Income                                               $(478,857)    $  (5,000)
      Adjustments to reconcile net income to net cash
       provided (used) by operating activities:
          Depreciation                                           597,696             -
          (Increase) Decrease in Accounts Receivable             (55,925)            -
          Increase (Decrease) in Accounts Payable                238,262             -
          Increase (Decrease) in Accrued Expenses                 14,264             -
                                                               ----------    ----------
Net Cash Provided (Used) by Operating Activities:                315,440        (5,000)

Cash Flow from Investing Activities:
      Purchase of Property and Equipment                        (342,252)            -
                                                               ----------    ----------
Net Cash Provided (Used) by Investing Activities:               (342,252)            -

Cash Flow from Financing Activities:
      Proceeds from Issuance of Stock                                  -         5,000
      Capital Contribution                                           500             -
      Net Proceeds (Payments) from Notes Payable                  40,915             -
                                                               ----------    ----------
Net Cash Provided (Used) by Financing Activities:                 41,415         5,000
                                                               ----------    ----------

Net Increase (Decrease) in Cash                                   14,603             -

Cash Balance at Beginning of Period                                    -             -
                                                               ----------    ----------

Cash Balance at End of Period                                  $  14,603     $       -
                                                               ==========    ==========

Supplemental Disclosures:
      Cash Paid During the Period for Interest                 $  14,457     $       -
                                                               ==========    ==========
      Cash Paid During the Period for Income Tax               $       -     $       -
                                                               ==========    ==========

Supplemental Schedules of Noncash Investing and
  Financing Activities During the Period
      Notes Payable Incurred for Purchase of Property and
        Equipment                                              $ 434,473     $       -
                                                               ==========    ==========
      Paid-In Capital Inccurred for Acquisition of Property
        and Equipment                                          $   7,500     $       -
                                                               ==========    ==========



     See accompanying notes to financial statements and accountant's report

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the Opinion of the management of Rent USA, Inc.(the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of September 30, 2000, and the results of operations for the three and nine months ended September 30, 2000 and 1999, and cash flows for the nine months ended September 30, 2000 and 1999. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended December 31, 1999.

The attached projections (forecasts) are not apart of these unaudited financial statements. John H. Spurgeon, CPA has not examined the forecasts and assumes no responsibility for them.

Former Development Stage Company

Effective this year, the Company begins its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. There was no bad debt expense either for 2000 or 1999.

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the rental assets. Depreciation expense was $597,696 and $0 for 2000 and 1999, respectively.

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2 - SHORT-TERM NOTES PAYABLE

a.) Note Payable to an Officer; no interest
    accrued; due on demand                                           $   20,000

b.) Note Payable to an Officer; no interest
    accrued: due on demand                                               39,664

c.) Note Payable to related party; interest
    at 8.5%; due June 3, 2000                                         1,661,721

d.) Note Payable to Airgas, due on demand;
    secured by equipment                                                  5,362

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 2 - SHORT-TERM NOTES PAYABLE (Continued)

e.) Note Payable to related party; interest
    at 10%; due 60 days                                                  25,000
                                                                      ----------

                                                                      $1,751,747
                                                                      ==========

NOTE 3 - LONG-TERM LIABILITIES

a.) 10.75% Note Payable to Anchor due in monthly
    installment of $743.43 including principal
    and interest, maturing March 24, 2004;
    collateralized by equipment                                       $  26,433

b.) 9.65% Note Payable to bank due in monthly
    installment of $2,645.49 including principal
    and interest, maturing April 28, 2003;
    collateralized by equipment                                          77,777

c.) 12% Note Payable to Johnson due in monthly
    installment of $6,174.52 including principal
    and interest, maturing April 2001                                    64,465

d.) 10.75% Note Payable to CIT due in monthly
    installment of $5950.83 including principal
    and interest, maturing May 2004; collateralized
    by equipment                                                        216,688
                                                                      ----------
                                                                         385,363
   Less Current Portion                                                  86,799
                                                                      ----------
                                                                      $  298,564
                                                                      ==========

Long-term liabilities maturities during the years ending December 31:

     2000              $ 86,799
     2001               121,135
     2002                94,734
     2003                74,848
     2004                36,804
                       --------
                       $414,320
                       ========

NOTE 4 - PROVISION FOR INCOME TAX

There was no provision for income tax for three and nine months ended September 30, 2000 and 1999. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 4 - PROVISION FOR INCOME TAX (Continued)

At December 31, 1999, net federal operating losses of approximately $48,488 are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

NOTE 5 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for nine months ended September 30, 2000 and 1999 is $0.05 and $0.001, respectively.

NOTE 6 - CAPITAL CONTRIBUTION

A shareholder contributed equipment with a fair value of $7,500 to the Company.

NOTE 7 - LEASE COMMITMENTS

The Company leases its office facilities for $3,250 per month. The lease expires February 28, 2003. Rent expense totaled $6,300 and $0 for 2000 and 1999, respectively.

As of September 30, 2000, the minimum commitments under the lease are as follows:
                               December 31, Amount
                       ------------         ---------
                         2000               $  9,750
                         2001                 39,000
                         2002                 39,000
                         2003                  6,500
                                            --------
                                            $104,000
                                            ========

NOTE 8 - GOING CONCERN

The accompanying financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company incurred a net

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 8 - GOING CONCERN - CONTINUED

loss of $478,857 and $5,000 for nine months ended September 30, 2000 and 1999, respectively, and as of September 30, 2000, the Company has a working capital deficiency of $2,021,454.

Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company's continued existence depends on its ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 - SUBSEQUENT EVENTS

On October 3, 2000, Senior Care Industries, Inc. purchased 5,000,000 shares of common stock in the Company in exchange for 2,000,000 shares of Series D Preferred stock in Senior Care Industries, Inc. The stock position of Senior Care Industries, Inc. will give it actual control of the Company.

NOTE 10 - SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the early phase of its business plan, it does not yet have any reportable segments.

                                     PART II

                     INFORMATION NOT INCLUDED IN PROSPECTUS

Indemnification of Officers & Directors
---------------------------------------

         The Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the Act, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Article 6 of the Articles of Incorporation contain the following:

"6.  Director's and Officer's Liability:
     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or
(ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

7.  Indemnity:
     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right and which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

         Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

Other Expenses of Issuance & Distribution
-----------------------------------------

         Other expenses in connection with the registration of the securities hereunder which will be paid by us will be substantially as follows:

                                                        Amount Payable
Item                                                      by Company
----                                                      ----------

S.E.C. Registration Fees                                  $ 1,808.30
Accounting Fees and Expenses                                4,000.00
State Securities Laws (Blue Sky)
  Fees and Expenses                                           500.00*
Printing and Engraving                                      2,000.00
Legal Fees                                                  5,000.00
Miscellaneous                                                 250.00
                                                         ------------
         TOTAL                                            $13,558.30
                                                         ============

         *Represents an estimate for the purpose of this filing.

Therefore, it is estimated that this cost will not exceed 1% of the amount subscribed of a maximum of $22,951.47.

Recent Sales of Unregistered Securities
---------------------------------------

         On March 26, 1999, the Company sold 5,000,000 common shares in connection with an exempt offering pursuant to Section 504 of Regulation D and raised $5,000.00 which was paid to the Company by the shareholders subscribing those shares.

         On December 10, 1999, the Company issued 1,098,289 shares to Pacific Standard Financial Group, Inc. in exchange for the purchase of heavy construction equipment, attachments such as dozer blades, shovels and buckets, new parts for the heavy equipment in inventory, office equipment, shop equipment and tools. These shares contain a legend condition restricting their sale and were issued pursuant to Section 4(2) of the Securities & Exchange Act of 1933, as amended, which authorizes the issuance of stock in exchange for assets.

         On October 3, 2000, the Company issued 5,000,000 shares to Senior Care Industries, Inc. in exchange for 2,000,000 shares of Series D Preferred stock in Senior Care Industries. These shares contain a legend condition restricting their sale and were issued pursuant to Section 4(2) of the Securities & Exchange Act of 1933, as amended, which authorizes the issuance of stock in exchange for assets.

Exhibits
--------
         The following filings are incorporated herein by reference and should be read in connection with this SB2 Registration Statement:

10SB12G/A, Amendment No. 5, Registration Statement filed November 21, 2000; 8-K Report filed on September 8, 2000 noting changes in the Company auditor, officers and directors; 10QSB Quarterly Report for the 1st Quarter of 2000, filed on September 8, 2000; 10QSB Quarterly Report for the 2nd Quarter of 2000, filed on September 8, 2000; 10QSB/A Amended Quarterly Report for the 2nd Quarter filed on November 21, 2000; 10QSB Quarterly Report for the 3rd quarter filed on November 14, 2000.

The following exhibits are attached:

Ex 3(i).  Articles of Incorporation

Ex 3(ii). By Laws

Ex 4.     Form of Subscription Agreement

Ex 5.     Opinion re: Legality

Ex 16.    Letter on Change of Certifying Accountants

Ex 23.1   Consent of James Slayton

Ex 23.2   Consent of Legal Counsel

Ex 27.    Financial Data Schedule



Ex 99.    Five Year Forecasts

Undertakings
------------

         The issuer agrees that during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any diviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         This Offering is being made exclusively to existing security holders of Senior Care Industries, Inc. and the issuer may reoffer to the public any securities not taken by security holders. Should that occur, the issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Laguna Beach, State of California on November 21, 2000

Rent USA, Inc.


By: s/ Jeff Harvey
-----------------------
Jeff Harvey
Chief Executive Officer


By: s/ Art Wigand
-----------------------
Art Wigand
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:




By: /s/ Jeff Harvey                November 21, 2000
------------------------------
Jeff Harvey
Chief Executive Officer

By: /s/ Cort Hooper                November 21, 2000
------------------------------
Cort Hooper
President

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  RENT USA, INC.
               --------------------------------------------------
               (Exact name of Issuer as specified in its charter)




                                  EXHIBIT INDEX


         Exhibit Number         Description
         --------------         -----------

         3(i)     Articles of Incorporation of Rent USA, Inc.
                  together with various amendments thereto.

         3(ii) By-Laws of Rent USA, Inc. together with various amendments thereto.

         4        Form of Subscription Agreement

         5        Opinion of Counsel, Lawrence R. Young & Associates, P.C.
                  relating to the issuance of shares and his consent to including his letter in this Registration Statement.

         16 Copy of Letter re: Change of Certifying Accountant which was attached to 8-K Report reporting change in certifying accountant

         23.1 Consent of James Slayton, CPA, Independent Certified Public Accountant and his consent to the inclusion of his financial statements for the fiscal year ended December 31, 1999, in this Registration Statement.

         23.2     Consent of Lawrence R. Young & Associates, P.C. (Included in
                  Exhibit 5).

         27       Financial Data Schedule

         99       Five Year Forecasts of Expected Income and Expense

     ----------------------------